UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2016

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 Delaware
(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)
6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of stockholders of Blackhawk Network Holdings, Inc. (the “Company”) held on June 10, 2016, stockholders voted on the following three proposals, as described in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2016:
Proposal 1: Election of Class III Directors
Each of the following nominees was elected with the following votes:

Nominee	For	Withheld	Broker Non-Votes
Richard H. Bard	45,393,042	903,712	3,978,133
Steven A. Burd	43,846,692	2,450,062	3,978,133
Robert L. Edwards	40,148,309	6,148,445	3,978,133
William Y. Tauscher	43,827,686	2,469,068	3,978,133
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year ending December 31, 2016
Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year ending December 31, 2016 with the following votes:

For	Against	Abstentions
49,751,955	496,167	26,765
Proposal 3: Approval of the Third Amended and Restated Certificate of Incorporation of the Company, in order to declassify the Board of Directors beginning at the Company’s annual meeting of stockholders in 2017
Stockholders approved the Third Amended and Restated Certificate of Incorporation of the Company, in order to declassify the Board of Directors of the Company beginning at the Company’s annual meeting of stockholders in 2017 with the following votes:

For	Against	Abstentions	Broker Non-Votes
46,231,014	38,174	27,566	3,978,133

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Kirsten E. Richesson
	Name:	Kirsten E. Richesson
	Title:	General Counsel and Secretary